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                                                                       EXHIBIT 5

MANATT
PHELPS
PHILLIPS

A T T O R N E Y S  A T  L A W                         A Professional Corporation


December 4, 1996

Board of Directors
Credit Management Solutions, Inc.
5950 Symphony Woods Road
Suite 301
Columbia, Maryland  21044

         Re:     Registration Statement Under the Securities Act of 1933

Ladies and Gentlemen:

         We have acted as counsel for Credit Management Solutions, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale by the Company of up to 2,990,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), by means of a Registration Statement on Form S-1 (Registration No. 333-14007).

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. We have also obtained from officers of the Company such advice as we considered necessary for the purposes of this opinion and insofar as our opinion is based on matters of fact upon which conclusions of law are expressed, we have relied upon such advice.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the offering against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

         This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-1 which is being filed by the Company in connection with the registration of the Common Stock under the Securities Act of 1933, as amended. We also consent to the reference to this firm and this opinion under the heading "Legal Matters" and in the prospectus comprising a part of such Registration Statement and any amendment thereto.

                                            Very Truly Yours,

                                            /s/ MANATT, PHELPS, & PHILLIPS, LLP
                                            -----------------------------------
                                            Manatt, Phelps, & Phillips, LLP





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